Exhibit 10.1
As adopted by the Board of Directors
on July 19, 2005 and amended on
May 22, 2008.
ART TECHNOLOGY GROUP, INC.
AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN
     This Non-Employee Director Compensation Plan (this “Plan”) is being adopted to establish the compensation of the Non-Employee Directors of Art Technology Group, Inc. (the “Company”) for fiscal year 2008 and subsequent fiscal years.
     ELIGIBILITY: Each member of the Company’s Board of Directors who is not an employee of the Company shall be eligible to participate in the Plan (the “Non-Employee Directors”).
     ANNUAL RETAINER: Each Non-Employee Director shall receive an annual retainer in the amount of $10,000, which shall be payable in quarterly installments in arrears.
     RESTRICTED STOCK UNITS: Each Non-Employee Director shall receive an annual restricted stock unit grant of 25,000 shares of common stock of the Company (the “Common Stock”), to be granted each year on the date of the Company’s Annual Meeting of Stockholders (or such later date on which a Non-Employee Director shall first be elected) which restricted stock unit shall vest after one (1) year beginning from the time of grant. The vesting for all restricted stock units granted to Non-Employee Directors on or after the 2007 Annual Meeting of Stockholders will accelerate 100% upon a Change of Control (as such term is defined in the Company’s General Change in Control Policy for Employees).
     ADDITIONAL ANNUAL RETAINER FOR CHAIRS: Each Non-Employee Director shall receive an annual retainer of $7,500, payable in quarterly installments in arrears, for each chair of the Board of Directors or the Audit, Compensation, or Nominating and Governance Committee thereof held by such Non-Employee Director.
     MEETING FEES: Each Non-Employee Director shall also receive the following meeting fees:
(i)	meeting fee of $1,500 for each in person meeting of the Board of Directors attended;

(ii)	meeting fee of $1,000 for each in person meeting of the Audit, Compensation, or Nominating and Governance Committee of the Board of Directors attended; and

(iii)	meeting fee of $500 for each telephone meeting of the Board of Directors or the Audit, Compensation, or Nominating and Governance Committee thereof attended.

     AMENDMENT AND INTERPRETATION: This Plan may be amended at any time by the Board of Directors of the Company. Any dispute or ambiguity concerning the application of the terms of this Plan shall be resolved by a determination of the Board of Directors of the Company, in its sole discretion.